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                                                                    EXHIBIT 10.3



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                             SECURED PROMISSORY NOTE

                                     made by

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                                  (the "Maker")
                                        -----


                                     - to -


                        NOMURA ASSET CAPITAL CORPORATION
                                  (the "Payee")
                                        -----

                            Dated: September 23, 1996

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                             SECURED PROMISSORY NOTE


$195,405,904                                                  New York, New York
                                                              September 23, 1996


         FOR VALUE RECEIVED, MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP, a Delaware limited partnership (the "Maker"), promises to pay to NOMURA ASSET
                                   -----
CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Payee"), or order, the principal amount of ONE HUNDRED NINETY FIVE
              -----
MILLION FOUR HUNDRED FIVE THOUSAND NINE HUNDRED FOUR DOLLARS ($195,405,904) (the "Loan"), in the manner set forth herein; together with interest on the un paid
 ----
principal amount of this Note at the Base Rate (as adjusted pursuant to Paragraph 4(e) hereof) or Default Rate, as applicable; together with payments with respect to amortization of principal as described in Paragraph 4 hereof; together with the Yield Maintenance Premium, if any, due and payable under the Loan Agreement; and together with all other amounts due (including, without limitation, all items of Debt) hereunder or under any of the other Transaction Documents.


         1. Definitions. For the purposes of this Note, each of the following
            -----------
terms shall have the meaning specified with respect thereto:

            (a) "Accounting Period" has the meaning set forth in the Loan
                 -----------------
Agreement.

            (b) "Adjusted Rate" means the Base Rate adjusted in accordance with
                 -------------
paragraph 4(e) of this Note.

            (c) "Base Rate" means 8.22% per annum.
                 ---------

            (d) "Business Day" means a day on which banks and foreign exchange
                 ------------
markets are open for business in New York, New York.

            (e) "Debt" has the meaning ascribed to the term "MHP Debt" in the
                 ----
Loan Agreement. It is the intention of the parties hereto that the Debt is evidenced by this Note and the Other MHP Note on a pro rata basis. All
                                                   --- ----
references to Debt in this Note shall be deemed to mean the proportionate amount of Debt evidenced by this Note.

            (f) "Debt Service Payment Date" means the 11th day of each month.
                 -------------------------

            (g) "Debt Service Period" means the period from and including the
                 -------------------
eleventh (11th) day of the calendar month immediately
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preceding each Debt Service Payment Date to and including the tenth (10th) day of the calendar month in which such Debt Service Payment Date occurs.

            (h) "Default Rate" means a rate per annum equal to the lesser of
                 ------------
(aa) two percent (2%) above the Base Rate or Adjusted Rate, as applicable, and
(bb) the maximum rate allowed by law.

            (i) "Event of Default" has the meaning set forth in the Loan
                 ---------------
Agreement.

            (j) "Excess Cash Flow" has the meaning set forth in the Loan
                 ----------------
Agreement.

            (k) "Loan Agreement" means that certain Loan Agreement, dated as of
                 --------------
the date hereof, between the Maker and the Payee.

            (l) "Maturity Date" shall mean the earliest to occur of:
                 -------------

                (1) October 11, 2017; or

                (2) such date to which the maturity of the Debt may be accelerated upon an Event of Default or as otherwise provided in any Transaction Document.

            (m) "Monthly Debt Service Payment" means the constant monthly
                 ----------------------------
payment set forth in Paragraph 4(b) hereof, as such payment may be adjusted as set forth in Paragraph 4(c) hereof.

            (n) "Non-Recourse" has the meaning set forth in the Loan Agreement.
                 ------------

            (o) "Optional Prepayment Date" means October 11, 2007.
                 ------------------------

            (p) "Other MHP Note" means that certain Secured Promissory Note
                 --------------
dated as of the date hereof from Maker to Payee in the principal amount of $27,094,096.

            (q) "Transaction Documents" has the meaning set forth in the Loan
                 ---------------------
Agreement.

            (r) "Yield Maintenance Premium" has the meaning set forth in the
                 -------------------------
Loan Agreement.

         Certain additional terms are defined in the particular provisions of this Note to which they pertain or in which they are initially used.


         2. Payment of Debt.
            ---------------

            The Maker shall punctually pay the Debt at the time and in the manner pro vided for its payment in this Note and the other

                                       2
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Transaction Documents. It is expressly agreed that the entire Debt may, at the
Payee's election (or automatically upon the occurrence of the events described in clauses (f) and (g) of Section 4.1A of the Loan Agreement) become immediately due and payable upon the occurrence of an Event of Default, as set forth in the Loan Agreement.

           3. Interest Rate.
              -------------

              (a) Except as set forth below, including Paragraph 4(b) hereof, the Debt shall bear interest for each Debt Service Period at the Base Rate.

              (b) Following the Maturity Date and for each Debt Service Period or portion thereof occurring from the date of the occurrence of an Event of Default and while it is continuing, or, if later, the date the Payee has given notice to the Maker pursuant to Section 4.2 of the Loan Agreement, if such notice is required, the Debt shall bear interest at the Default Rate.

              (c) Calculations of interest shall be made on the basis of a 360-day year and actual days elapsed during each Debt Service Period.


           4. Periodic Payments.
              -----------------

              (a) On October 11, 1996, the Maker shall pay to the Payee interest on the Note at the Base Rate for the period beginning on the date hereof and ending on October 10, 1996. On each Debt Service Payment Date thereafter through and including October 11, 1997, the Maker shall pay to the Payee interest on this Note at the Base Rate then due and payable for each Debt Service Period.

              (b) On each Debt Service Payment Date occurring after October 11, 1997, the Maker shall pay to the Payee an amount equal to $1,661,308.90, being the constant monthly payment applicable to this Note up to the Maturity Date. Such amount shall be applied (i) first, to the payment of interest (the "Base
                                                                         ----
Rate Interest") on this Note at the Base Rate or the Default Rate, as
-------------
applicable, then due and payable for the applicable Debt Service Period, and
(ii) next, to the payment of principal on this Note in reduction of such principal in the amount of the difference between the Monthly Debt Service Payment and the Base Rate Interest paid pursuant to sub-clause (i) above (each, a "Principal Payment"). Following the Maturity Date and while an Event of
   -----------------
Default has occurred and is continuing, the constant monthly payment set forth in the first sentence of this Paragraph 4(b) shall be increased to reflect payment of interest at the Default Rate.

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              (c) If any Principal Payment or a portion thereof is prepaid on any Debt Service Payment Date by the application by the Payee of payments received (i) from or with respect to U.S. Obligations held by the Payee on the Optional Prepayment Date as a result of a release of any MHP Property by the Maker pursuant to Section 2.3 of the Loan Agreement, (ii) from the release of an MHP Property by the Maker from the Lien of the Security Documents (as such terms are defined in the Loan Agreement) pursuant to Section 2.6 of the Loan Agreement, or (iii) on and after the Optional Prepayment Date, pursuant to the last sentence of Section 3.1 of the Loan Agreement, the Monthly Debt Service Payment payable on each Debt Service Payment Date thereafter shall be reduced in an amount equal to the percentage reduction in the principal amount payable under this Note effected by such prepayment.

              (d) On the Maturity Date, the Maker shall pay to the Payee an amount equal to the then outstanding principal balance of the Loan, plus interest accrued and unpaid thereon and any other Debt then due and payable.

              (e) (i) On the Optional Prepayment Date and on each anniversary thereof, the interest rate applicable to the Debt shall be set at the greater of
(xx) 10.22% and (yy) the yield, calculated by linear interpolation (rounded to three decimal places), of the yields of United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of noncallable United States Treasury obligations having maturities as close as possible to the tenth anniversary of the Optional Prepayment Date, as determined by the Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the Payee on the last Business Day of the week immediately prior to the Optional Prepayment Date, and each anniversary thereof, as the case may be, plus 3.52% per annum (any such increased rate being hereinafter referred to as the "Adjusted Rate"). The Maker shall thereafter pay
                                -------------
to the Payee the Monthly Debt Service Payment on each Debt Service Payment Date in the manner and at the place established pursuant to this Note. Such Monthly Debt Service Payment shall be applied (i) first, to the payment of interest on this Note at the Base Rate then due and payable for the applicable Debt Service Period and (ii) next, to the payment of the Principal Payment then due and payable.

                  (ii) Additionally, subsequent to the Optional Prepayment Date, the Maker shall pay to the Payee on each Debt Service Payment Date any Excess Cash Flow (determined in accordance with the provisions of the Cash Management Procedures) for all Accounting Periods ending during the Debt Service Period immediately preceding such Debt Service Payment Date, which Excess Cash Flow payments shall be applied (A) first, to prepayment of each Principal Payment required to be made on each Debt Service

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Payment Date in inverse order of maturity until the principal of this Note has been paid in full, and (B) next, to payment of the difference, if any, between
(y) the sum of (i) interest accrued and unpaid on this Note calculated at the Adjusted Rate and (ii) interest on such accrued and unpaid amount at the Adjusted Rate and (z) the Base Rate Interest paid on each Debt Service Payment Date.

              (f) All payments (including prepayments) to be made by the Maker or the Servicer (as such term is defined in the Loan Agreement) on account of principal, interest and all other amounts pay able with respect to the Debt, shall be made by wire transfer to the Payee without set-off or counterclaim, in lawful money of the United States of America and in immediately avail able funds, not later than 2 p.m. (New York time) on the dates such payments are due, by payment to:

                  Mellon Bank, Pittsburgh, PA
                  ABA # 043000261
                  NACC (Clearance Account)
                  Account #109-2525
                  Reference:  Lance Haberin
                              (Clearance Account)

or at such other place as the Payee may, from time to time, designate in writing.

              (g) If any payment hereunder becomes due and pay able on a day other than a Business Day, the due date thereof shall be ex tended to the next succeeding Business Day and, with respect to payments of princi pal, interest (at the applicable rate hereunder) thereon shall be pay able during such exten sion. Any pay ments received after 2 p.m. (New York time) shall be deemed re ceived on the following Busi ness Day.


           5. Prepayments.
              -----------

              (a) The Maker shall have the right to prepay the unpaid principal amount of this Note on a Debt Service Payment Date to the extent set forth in the last sentence of Section 3.1 of the Loan Agreement.

              (b) If the Maturity Date occurs as a result of an Event of Default and the Maker tenders payment of the Debt or any part thereof to the Payee, such tender shall require the payment by the Maker of all sums required pursuant to
Section 4.2 of the Loan Agreement, including, without limitation, the Yield Maintenance Premium.


            6. Cost of Collection. The Maker shall pay all costs of collection
               ------------------
when incurred, including, without limitation, the

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reasonable attorneys' fees and disbursements of the Payee's counsel and court costs, which costs may be added to the indebtedness evidenced hereby and must be paid within fifteen (15) days after written demand. Such costs shall bear interest at the Base Rate from the date of incurrence and interest at the Default Rate from and after delivery of written demand.


            7. Usury. It is the intent of the Payee and the Maker to comply at
               -----
all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under this Note, then it is the Maker's and the Payee's express intention that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, promptly refunded by the Payee to the Maker, and the Maker shall accept such refund), and the provisions hereof be immedi ate ly deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, with out the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder. To the extent permitted by law, any such crediting or refund shall not cure or waive any default by the Maker under this Note. If at any time following any such reduction in the inter est rate payable by the Maker, there remains unpaid any prin cipal amounts under this Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent per mitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by the Maker without giving ef fect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. The Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Note to be "interest"), in cluding, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee or premium rather than interest.


            8. Applicable Law. This Note has been executed, made and delivered
               --------------
in the Borough of Manhattan, City, County and State of New York. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


            9. Waivers; Security.
               -----------------

               (a) The Maker and any endorsers, sureties and guarantors hereof or hereon, and all parties now or hereafter liable with re spect to this Note, hereby jointly and severally waive presentment for payment, demand, protest, notice of non-payment or dishonor and

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of protest, and agree to remain bound until the Debt is paid in full notwithstanding any extensions of time for payment which may be granted even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to, the Payee.

               (b) The Maker and any endorsers, sureties and guarantors hereof or hereon, and all parties now or hereafter liable with re spect to this Note, further expressly agree that any waiver by the Payee, other than a waiver in writing signed by the Payee, of any term or provision hereof or of any of the other Transaction Documents or of any right, remedy or option under this Note or any of the other Transaction Documents shall not be controlling, nor shall it prevent or estop the Payee from thereafter enforcing such term, provision, right, remedy or option, and the failure or refusal of the Payee to insist in any one or more instances upon the strict performance of any of the terms or provisions of this Note or any of the other Transaction Documents shall not be construed as a waiver or relinquishment for the future of any such term or provision, but the same shall continue in full force and effect, it being understood and agreed that the Payee's rights, remedies and options under this Note and the other Transaction Documents are and shall be cumulative and are in addition to all other rights, remedies and options of the Payee in law or in equity or under any other agreement.

               (c) The Maker and the Payee hereby irrevocably waive all rights to trial by jury in any action or other proceeding arising out of or relating to this Note and the Maker also waives the right in such action or other proceeding to interpose any counterclaims (except to the extent such counterclaims are compulsory and may not be brought in a separate action) or set-offs of any kind or description.

               (d) This Note is secured by, among other things, certain MHP Mortgages (as defined in the Loan Agreement) made by the Maker in favor of the Payee encumbering certain MHP Properties (as defined in the Loan Agreement).


            10. Non-Recourse. The obligations of the Maker under this Note shall
                ------------
be Non-Recourse.


            11. Miscellaneous.
                -------------

               (a) This Note may not be changed, waived, modified, discharged or terminated orally, but only by an agreement in writing, signed by the party against whom enforcement of any such change, waiver, modification, discharge or termination is sought.

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               (b) The term the "Payee" shall mean the then holder of this Note, from time to time, and its successors and assigns.

               (c) If any provision of this Note or the application thereof to the Maker or any circumstance in any jurisdiction governing this Note shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Note and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Note.

               (d) Time is of the essence as to all dates set forth in this Note, subject to any applicable notice or grace period provided herein or in any other Transaction Document.

               (e) The Maker hereby agrees to perform and comply with each of the terms, covenants and provisions contained in this Note and in any instrument evidencing or securing the indebtedness evidenced by this Note on the part of the Maker to be observed and/or performed hereunder and thereunder. No release of any security for the principal amount due under this Note, or of any portion thereof, and no alteration, amendment or waiver of any provision of this Note or of any such instrument (including the Transaction Documents) made by agreement between the Payee and any other person shall release, discharge, modify, change or affect the liability of the Maker under this Note or under such instrument.

               (f) No act of commission or omission of any kind or at any time upon the part of the Payee in respect of any matter whatsoever shall in any way impair the rights of the Payee to enforce any right, power or benefit under this Note and no set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Maker has against the Payee shall be available hereunder to the Maker.

               (g) All notices and other communications given here under shall not be deemed to have been duly given or made unless given or made in the manner provided for in the Loan Agreement.

               (h) The captions preceding the text of the various paragraphs contained in this Note are provided for convenience only and shall not be deemed to in any way affect or limit the meaning or construction of any of the provisions hereof.

                           (Signature page follows)

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         IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

                                      MARRIOTT HOTEL PROPERTIES II LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                      By:  Marriott MHP Two Corporation,
                                           General Partner



                                           By:  /s/ Douglas W. Henry
                                                ---------------------------
                                                Name:    Douglas W. Henry
                                                Title:   Vice President